Exhibit 10.25
DATED 5 JUNE, 2008
GULFMARK OFFSHORE, INC.
(as borrower)
— and —
DnB NOR Bank ASA
and others
(as banks)
— and —
DnB NOR Bank ASA
(as mandated lead arranger)
— and —
DnB NOR Bank ASA
(as issuer)
— and —
DnB NOR Bank ASA
(as agent and security trustee)

FIRST SUPPLEMENTAL AGREEMENT TO
LOAN AGREEMENT
DATED 1 JUNE 2006

STEPHENSON HARWOOD
One, St. Paul’s Churchyard
London EC4M 8SH
Tel: 020 7329 4422
Fax: 020 7329 7100
Ref: 1313/01-46-02912

FIRST SUPPLEMENTAL AGREEMENT
Dated:               2008
BETWEEN:-
(1)	GULFMARK OFFSHORE, INC., a company incorporated according to the law of the State of Delaware whose principal place of business is at 10111 Richmond Avenue, Suite 340, Houston, Texas, 77042, the United States of America (the “Borrower”); and

(2)	the banks and financial institutions listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together “the Banks” and each a “Bank”); and

(3)	DnB NOR Bank ASA acting as mandated lead arranger (in that capacity the “MLA”); and

(4)	DnB NOR Bank ASA acting as issuer of the Letters of Credit (in that capacity the “Issuer”); and

(5)	DnB NOR Bank ASA acting as agent and security trustee through its office at Lars Hillesgate 30, PO Box 7100, NO-5020 Bergen, Norway (in that capacity the “Agent”).
SUPPLEMENTAL TO a loan agreement dated 1 June 2006 made between the Borrower, the Banks, the MLA, the Issuer, and the Agent (the “Loan Agreement”) on the terms and subject to the conditions of which each of the Banks agreed to advance to the Borrower its respective Commitment of an aggregate principal amount not exceeding eighty five million Dollars ($85,000,000) to assist the Borrower in refinancing the Existing Facility, financing various instalments under the Building Contracts, and thereafter for the general corporate purposes of the Group, and pursuant to which the Issuer agreed to issue the Letters of Credit at the request of the Borrower for and on behalf of any of the Owners, for certain obligations of the Owners on the terms and conditions therein set forth.
WHEREAS:-
(A)	The Finance Parties and the Borrower have agreed to vary certain terms of the Loan Agreement which are required as a result of the reallocation of a number of the Vessels within the Group.

(B)	The Finance Parties and the Borrower have agreed to amend and restate the Loan Agreement on the terms and subject to the conditions contained in this Supplemental Agreement.
IT IS AGREED THAT:-
1	Interpretation
1.1	In this Supplemental Agreement
1.1.1	“Effective Date” means the date on which the Agent confirms to the parties hereto that all of the conditions referred to in Clause 2.1 have been satisfied,

which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred.
1.1.2	“New Fee Letter” means a letter or letters from the Agent to the Borrower setting out certain fees payable to the Agent in connection with the Facility.
1.2	All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.
2	Conditions Precedent and Subsequent
2.1	Before Clause 4 of this Supplemental Agreement shall take effect, the Agent shall have completed to its own satisfaction its due diligence in respect of the Borrower who shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:-
2.1.1	Evidence of incorporation Such evidence as the Agent may reasonably require that the Borrower is duly incorporated in its country of incorporation and remains in existence and, where appropriate, in good standing, together with a certificate signed by a duly authorised officer of the Borrower dated no later than five (5) Business Days before the Effective Date confirming that none of the documents and evidence delivered to the Agent pursuant to Clauses 3.1.1 and 3.1.3 of the Loan Agreement has been amended, modified or revoked in any way since its delivery to the Agent.

2.1.2	Corporate authorities A copy, certified by a director or any duly authorised officer of the Borrower as true, complete, accurate and neither amended nor revoked, of a resolution of the directors of the Borrower (together, where appropriate, with signed waivers of notice of any directors’ meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement and all matters incidental thereto.

2.1.3	Power of attorney The power of attorney (notarially attested and legalised, if necessary, for registration purposes) of the Borrower under which this Supplemental Agreement is to be executed or transactions undertaken by the Borrower.

2.1.4	Legal opinions Confirmation satisfactory to the Agent that all legal opinions required by the Agent and the Finance Parties will be given substantially in the form required by the Agent and the Finance Parties.

2.1.5	Process agent A letter from Gulf Offshore N.S. Limited accepting their appointment by the Borrower as agent for service of Proceedings pursuant to this Supplemental Agreement.

2.1.6	Prepayment Evidence satisfactory to the Agent that the Facility Outstandings have been reduced to a maximum of twenty five million Dollars ($25,000,000).

2.1.7	Fees The payment by the Borrower to the Agent of the fees detailed in the New Fee Letter.
2.2	Conditions Subsequent The Borrower undertakes to deliver or to cause to be delivered to the Agent on, or as soon as practicable after, the Effective Date, such legal opinions as the Agent shall require in accordance with Clause 2.1.4.

2.3	Form and content All documents and evidence delivered to the Agent pursuant to this Clause shall:-
2.3.1	be in form and substance acceptable to the Agent;

2.3.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent;

2.3.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
3	Representations and Warranties

Each of the representations and warranties contained in clause 4 of the Loan Agreement shall be deemed repeated by the Borrower at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Security Documents included this Supplemental Agreement.

4	Amendment to the Loan Agreement
4.1	With effect from the Effective Date the Loan Agreement shall be amended and restated in the form attached at Appendix A.

4.2	Gulf Offshore N.S. Limited shall, as of the Effective Date, be released from all of its obligations pursuant to the Declaration of Negative Pledge.

4.3	The Borrower hereby confirms to the Agent that with effect from the Effective Date:
4.3.1	all references to the Loan Agreement in the Security Documents to which they are a party shall be construed as references to the Loan Agreement as amended and restated by this Supplemental Agreement and all terms used in such Security Documents whose meanings are defined by reference to the Loan Agreement shall (unless the context otherwise requires) be defined by reference to the Loan Agreement as so amended and restated;

4.3.2	the Security Documents to which they are a party shall apply to, and extend to secure, the whole of the Indebtedness as defined in the Loan Agreement as amended and restated by this Supplemental Agreement;

4.3.3	their obligations under the Security Documents to which they are a party shall not be discharged, impaired or otherwise affected by reason of the execution of this Supplemental Agreement or of any of the documents contemplated hereby;

4.3.4	their obligations under the Security Documents to which they are a party shall remain in full force and effect as security for the obligations of the Borrower under the Loan Agreement and the other Security Documents as amended and restated by this Supplemental Agreement; and

4.3.5	this Supplemental Agreement is designated as a Security Document.
4.4	Except as expressly amended hereby or pursuant hereto the Loan Agreement and the Security Documents shall remain in full force and effect and nothing herein contained shall relieve the Borrower or any other Security Party from any of its respective obligations under any such documents.
5	Confirmation and Undertaking

The Borrower hereby confirms that no Event of Default has occurred or is continuing at the date of this Supplemental Agreement and confirms in particular that all scheduled repayments existing at the date of this Supplemental Agreement under the Loan Agreement have been paid.

6	Costs and Expenses

The Borrower shall on demand of the Agent reimburse the Agent for all reasonable costs and expenses (including legal fees and disbursements) properly incurred by the Agent in connection with the preparation, negotiation and execution of this Supplemental Agreement and all matters related thereto.

7	Communications, Law and Jurisdiction

The provisions of clauses 16, 18 and 19 of the Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Supplemental Agreement.
IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement the day and year first before written.

SCHEDULE 1
The Banks
The Banks
DnB NOR BANK ASA
THE ROYAL BANK OF SCOTLAND PLC
HSH NORDBANK AG

Appendix A
Amended and Restated Loan Agreement

SIGNED by	)
duly authorised for and on behalf	)
of DnB NOR Bank ASA	)	/s/ Ian Mace
(as Agent, MLA, Issuer and Bank))
in the presence of:- /s/ Angelique Kounis	)

SIGNED by	)
duly authorised for and on behalf	)
of THE ROYAL BANK OF SCOTLAND PLC	)	/s/ Ian Mace
(as Bank))
in the presence of:- /s/ Angelique Kounis	)

SIGNED by	)
duly authorised for and on behalf	)
of HSH NORDBANK AG	)	/s/ Ian Mace
(as Bank))
in the presence of:- /s/ Angelique Kounis	)

SIGNED by	)
duly authorised for and on behalf	)	/s/ David Wilson
of GULFMARK OFFSHORE, INC.	)
in the presence of:- /s/ Angelique Kounis	)